Exhibit (h)(3)(b)

Amendment to Amended and Restated Transfer Agent Interactive Client Service

Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of May 1, 2010 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agent Interactive Client Service Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on January 13, 2010, name changes to certain series of the Fund;

WHEREAS, changes to the names of certain share classes and series names were effective May 1, 2010;

WHEREAS, the term “Forward Series” is now referred to as “Fund Group I” and “Fund Group III” and the term “Accessor Series” is now referred to as “Fund Group II”;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedules I-A and I-B – List of Portfolios and references to “Forward Series” and “Accessor Series”.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule I-A – List of Portfolios. Schedule I-A is replaced in its entirety with the attached Schedule I-A.

2.	Schedule I-B – List of Portfolios. Schedule I-B is replaced in its entirety with the attached Schedule I-B.

3.	References to “Forward Series” and “Accessor Series”. All references to “Forward Series” is replaced with the term “Fund Group I” and “Fund Group III” and references to “Accessor Series” is replaced with the term “Fund Group II”.

4.	Remainder of the Agreement. All services under Article II of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.	Forward Funds

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE I-A

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Fund Group I and Fund Group III Fund List

Dated as of May 1, 2010

Forward Banking and Finance Fund

Forward Emerging Markets Fund

Forward Global Infrastructure Fund

Forward Growth Fund

Forward HITR Fund1

Forward International Dividend Fund

Forward International Fixed Income Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Large Cap Equity Fund

Forward Legato Fund

Forward Long/Short Credit Analysis Fund

Forward Real Estate Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Tactical Growth Fund

Forward Strategic Realty Fund

[1]	Fund has yet to commence operations.

SCHEDULE I-B

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Fund Group II Fund List

As of May 1, 2010

Forward Aggressive Growth Allocation Fund

Forward Balanced Allocation Fund

Forward Frontier Markets Fund

Forward Growth Allocation Fund

Forward Growth & Income Allocation Fund

Forward High Yield Bond Fund

Forward Income Allocation Fund

Forward Income & Growth Allocation Fund

Forward Investment Grade Fixed-Income Fund

Forward International Equity Fund

Forward Large Cap Growth Fund

Forward Large Cap Value Fund

Forward Mortgage Securities Fund

Forward Small to Mid Cap Fund

Forward Strategic Alternatives Fund

Forward U.S. Government Money Fund